Exhibit 21.1
Subsidiaries of Schneider National, Inc.
1. 178 Elon Road, LLC, a Maryland limited liability company
2. 4488 International Holding Company Limited, a West Indies limited company (Barbados)
3.Brocade Transportation Technologies, LLC, a Maryland limited liability company
4.Cowan Equipment Leasing, LLC, a Maryland limited liability company
5.Cowan Intermodal Group, LLC, a Maryland liability company
6.Cowan Logistics, LLC, a Maryland limited liability company
7.Cowan Management, Inc., a Maryland corporation
8.Cowan Shared Services, LLC, a Maryland limited liability company
9.Cowan Systems, LLC, a Maryland limited liability company
10.Cowan Transport Holdings, LLC, a Maryland limited liability company
11.Cowan Transport Services, LLC, a Maryland limited liability company
12.deBoer Transportation, Inc., a Wisconsin corporation
13.deBoer, Inc., a Wisconsin corporation
14.Dee Alabama Properties, LLC, an Alabama limited liability company
15.Dee Equipment Leasing, LLC, an Ohio limited liability company
16.Dee Holdings, Inc., an Ohio corporation
17.Dee Investment Properties, LLC, an Indiana limited liability company
18.Dee Kentucky Properties, LLC, a Kentucky limited liability company
19.Dee Logistics, LLC, an Ohio limited liability company
20.Dee Ohio Properties, LLC, an Ohio limited liability company
21.Dee Tennessee Properties, LLC, a Tennessee limited liability company
22.Fleet Operator Master, Inc., a Wisconsin corporation
23.INS Insurance, Inc., a Vermont corporation
24.Lodeso Inc., a Michigan corporation
25.M & M Transport Service, LLC, a Delaware limited liability company
26.M&K Equipment Leasing, Ltd., a Pennsylvania limited company
27.Midwest Logistic Systems, Ltd., an Ohio limited company
28.Midwest Truck and Trailer Maintenance, LLC, an Ohio limited liability company
29.MTTM Leasing, LLC, an Ohio limited liability company
30.Packerland Tech Ventures II LLC, a Delaware limited liability company
31.Packerland Tech Ventures LLC, a Delaware limited liability company

Exhibit 21.1
32.SCDM Ventures, LLC, a Delaware limited liability company
33.Schneider Dedicated Leasing, Inc., a Delaware corporation
34.Schneider Dedicated Realty, Inc., a Delaware corporation
35.Schneider Dedicated Services, Inc., a Delaware corporation
36.Schneider Enterprise Resources, LLC, a Wisconsin limited liability company
37.Schneider Finance, Inc., a Wisconsin corporation
38.Schneider IEP, Inc., a Wisconsin corporation
39.Schneider International Operations, LLC, a Wisconsin limited liability company
40.Schneider Leasing de Mexico S. de R.L de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable
41.Schneider Logistics Canada, Ltd., a Canadian corporation (Ontario)
42.Schneider Logistics Transloading and Distribution, Inc., a Wisconsin corporation
43.Schneider Logistics Transportation, Inc., a Delaware corporation
44.Schneider Logistics, Inc., a Wisconsin corporation
45.Schneider National Bulk Carriers, Inc., a Delaware corporation
46.Schneider National Carriers, Inc., a Nevada corporation
47.Schneider National Carriers, Ltd., a Canadian corporation (Ontario)
48.Schneider National de Mexico, S.A. de C.V., a Mexican Sociedad Anónima de Capital Variable
49.Schneider National Foundation, Inc., a Wisconsin corporation
50.Schneider National Leasing, Inc., a Nevada corporation
51.Schneider National, Inc, a Wisconsin corporation
52.Schneider Receivables Corporation, a Delaware corporation
53.Schneider Resources, Inc., a Wisconsin corporation
54.Schneider TECH Ventures LLC, a Wisconsin limited liability company
55.Schneider Transport, Inc., a Wisconsin corporation
56.Scope 23 LLC, a Delaware limited liability company
57.Single Source Logistics, LLC, a Maryland limited liability company
58.Turnkey Ventures LLC, a Delaware limited liability company
59.Watkins and Shepard Leasing LLC, a Montana limited liability company
60.Watkins and Shepard Trucking, Inc., a Montana corporation